Exhibit 10.64

AMENDMENT TO SALE, PURCHASE AND ESCROW AGREEMENT

THIS AMENDMENT TO SALE, PURCHASE AND ESCROW AGREEMENT (this “Amendment”) dated as of January 16, 2007, is entered into between KBS SABAL VI, LLC, a Delaware limited liability company (“Purchaser”), and NCFLA II OWNER LLC, a Delaware limited liability company, and NCFLA SABAL LLC, a Delaware limited liability company (collectively, “Seller”), with reference to the following recitals:

RECITALS

A. Seller and KBS Capital Advisors LLC, a Delaware limited liability company (“Original Purchaser”), entered into that certain Sale, Purchase and Escrow Agreement dated as of December 20, 2006 (the “Purchase Agreement”).

B. Pursuant to that certain Assignment and Assumption of Purchase Agreement, dated as of January 12, 2007 (the “Assignment and Assumption Agreement”), between Original Purchaser and Purchaser, Original Purchaser subsequently assigned its entire interest in and to the Purchase Agreement to Purchaser. All initially-capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement unless the context clearly indicates otherwise.

C. Seller and Purchaser mutually desire to amend the Purchase Agreement as provided below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1. Extension of Closing Date. The Closing Date shall be, and hereby is, extended to and shall be not later than 11:00 A.M. (prevailing Pacific time) on March 5, 2007.

2. Completion of Parking Lot. Seller is currently constructing a hard surface parking lot (the “Parking Lot”) on the NCFLA Sabal Land. It shall be a condition precedent to Closing (for the benefit of Purchaser) that Parking Lot Completion (as defined below) shall have occurred. For purposes of the Purchase Agreement, the completion of the Parking Lot shall be deemed to have occurred (“Parking Lot Completion”) when (a) the Parking Lot has been constructed on the NCFLA Sabal Land substantially in accordance with the applicable plans for the Parking Lot (the “Plans”), (b) all amounts payable to third parties in connection with the development and construction of the Parking Lot shall be paid in full and Seller shall have provided Purchaser evidence reasonably satisfactory to Purchaser evidencing payment of such amounts, and (c) to the extent applicable, the City of Tampa, Florida shall have issued any required approvals for the use and operation of the Parking Lot; or, in the alternative, Seller may satisfy such condition precedent by providing Purchaser a certificate from the architect (or architects) involved in the development of the Parking Lot, reasonably acceptable to Purchaser, certifying that the Parking Lot has been completed in substantial accordance with the Plans.

Seller agrees that it shall use commercially reasonable efforts to deliver an estoppel certificate to Purchaser prior to Closing from CCN Managed Care (as defined below), which estoppel certificate shall certify that NCFLA II Owner has completed all of its obligations under the CCN Lease (as defined below), including, but not limited to, completion of the Parking Lot as required under the CCN Lease. CCN Managed Care, Inc., a Delaware corporation (“CCN Managed Care”), is the tenant under that certain Office Lease dated December 9, 2005 with NCFLA II Owner, as landlord (as amended, the “CCN Lease”). Notwithstanding the foregoing, the receipt of such estoppel certificate from CCN Managed Care shall not be a condition precedent to Closing.

3. Estoppel Certificate. It shall be a condition precedent to Closing (for the benefit of Purchaser) that Purchaser shall have received an estoppel certificate from NCFLA II Owner in the form attached hereto as Exhibit A.

4. Investigation Period. Purchaser acknowledges that the Investigation Period has expired.

5. Purchaser’s Assignment. In accordance with the requirements under Section 16.9 of the Purchase Agreement, Purchaser hereby provides to Seller a copy of, and Seller acknowledges receipt of, the Assignment and Assumption Agreement, a copy of which is attached hereto as Exhibit B.

6. No Other Amendments; This Amendment Governs and Controls. Except as expressly modified hereby, the Purchase Agreement shall remain unmodified and in full force and effect. To the extent any of the provisions of this Amendment are inconsistent with any of the provisions set forth in the Purchase Agreement, the provisions of this Amendment shall govern and control.

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. Each counterpart may be delivered by facsimile transmission. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, Purchaser and Seller have executed this Amendment as of the day and year first above written.

SELLER:

NCFLA II OWNER LLC,
a Delaware limited liability company

By:	/s/ Authorized Signatory
Name:
Title:

NCFLA SABAL LLC, a Delaware limited liability company

By:	/s/ Authorized Signatory
Name:
Title:

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

S-1

PURCHASER:

KBS SABAL VI, LLC,
a Delaware limited liability company

By:	KBS REIT ACQUISITION X, LLC,
a Delaware limited liability company, its sole member

By:	KBS LIMITED PARTNERSHIP,
a Delaware limited partnership, its sole member

By:	KBS REAL ESTATE INVESTMENT TRUST, INC.,
a Maryland corporation, general partner

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer

S-2